Page 1 of 7                                                  EXHIBIT 10.26


                              Consulting Agreement

This Agreement is effective as of the 29 of September, 1999 by and between Level Jump Asset Management Inc. (hereinafter called "the "Consultant"), and Smartsources.com Inc., a corporation duly incorporated according to the laws of the state of Colorado, United States of America (trading symbol SSXX) ("the Company").

Whereas, the Company is a publicly traded Company; and

Whereas, the Consultant is in the business of assisting public companies in the promotion of corporate activities through the Internet and Print media; and

Whereas, the Company desires to retain Consultant to provide specific services for the Company as herein set forth;

Now therefore, in consideration of the mutual covenants and promises contained herein, and in consideration of the payment by each of the parties to the other party of the sum of $2.00, the receipt and sufficiency of which is hereby acknowledged, the parties hereby covenant and agree with one another as follows;

1.   Duties and Involvement.

          a. The Company hereby engages Consultant to provide assistance and advice to the Company in mergers, acquisitions, internal capital structuring and the placement of new debt and equity issues of the Company, such services will be performed on a best efforts basis. In each instance, the Consultant shall endeavor, subject to market conditions, to assist company in identifying corporate candidates for mergers and acquisitions, sources of private and institutional funds, provide planning, structuring, strategic and other advisory services to company, and to assist in negotiations on behalf of company.

          b. Consultant acknowledges that neither it nor any of its employees or affiliates is an officer, director, or agent of the Company, that in rendering advice or recommendations to the Company it is not and will not be responsible for any management decisions on behalf of the Company and that it is not authorized or empowered to commit the Company to any recommendation or course of action. The Company represents that Consultant does not have, through stock ownership or otherwise, the power to control the Company nor to exercise any dominating influence over its management.

2. Term. This Agreement shall commence on the date of execution of this agreement and continue for six (6) months from the date of execution (the "Term").

3. Compensation. The Company shall transfer and deliver to the Consultant in accordance with the Schedule set forth below one hundred and fifty thousand (150,000) warrants of Smartsources.com Inc., (trading symbol
     SSXX), exercisable at a price of five dollars ($5.00) per share with an expiry of not less than 24 months, as consideration for the services herein. The warrant contract will be prepared and delivered by the Company to the Consultant within thirty (30) business days following the commencement of the Term. The warrants are issued in compliance with applicable U.S. securities laws. Any transfers of warrants will be in accordance with applicable U.S. securities laws.

          a. 150,000 warrants within thirty (30) business days following the execution of this Agreement;

          The Consultant represents that the receipt of the warrants are for investment purposes and not for the intent to distribute.

          If the Company should at any time, or from time to time hereafter, effect a stock split, a reverse stock split, or a recapitalization, the terms of the above warrants shall be proportionately adjusted to prevent the dilution or enlargement of the rights of the holders.

          All such shares and warrants are hereinafter referred to as "Securities".

          Once the warrants are exercised, the Company agrees to piggyback register the common shares underlying the warrants on the registration statements filed after the warrants are exercised except for REGISTRATIONS RELATING TO MERGER, ACQUISITIONS AND EMPLOYEE BENEFIT PLANS. THIS IS FURTHER SUBJECT TO THE RIGHT OF THE MANAGING UNDERWRITER TO EXCLUDE SUCH SHARES FROM REGISTRATION IF IT DEEMS IT DESIRABLE AND IS IN THE BEST INTEREST OF THE OFFERING. SUCH RIGHTS WILL BE PRO-RATA WITH ANY OTHER PIGGYBACK RIGHTS GRANTED BY THE COMPANY. All of the Company's obligations to register the common shares will survive this agreement. All of the Company's obligations to register the common shares will survive any transfer of common shares by the Consultant to any third party.

          In addition a commission of 10% (ten per cent) shall be paid to the Consultant for any financing, debt or equity, received by the Company through introduction or effort on behalf of the Consultant.

          In addition a commission of 4% (four per cent) shall be paid to the Consultant for any merger or acquisition or sale by the Company through introduction or effort on behalf of the Consultant. This commission to be calculated based on the market value of merger, purchase and/or sale transaction.

     The Consultant may terminate all of its obligations hereunder by notice in writing to the Company if any transfer and delivery of Securities is not completed on the date required as aforesaid (a "Completion Date") without prejudice to the right of the Consultant to avail itself of any other remedy at law or in equity as a result of such default. Moreover, interest at the rate of eighteen (18%) per cent per annum from the Completion Date to the actual date of transfer and delivery of any Securities, calculated on the total value of such Securities (which value shall be determined by the Consultant AND THE COMPANY acting reasonably) shall be payable by the Company to the Consultant. In addition the Company shall reimburse the Consultant for all reasonable out of pocket disbursements incurred by the Consultant, with the Company's prior written approval, on behalf of the Company forthwith on demand.

4. Non Disclosure. The Company covenants not to disclose the nature of its relationship with the Consultant or any of the terms of this Agreement without the prior written consent of the Consultant except as may be required by law.

5. Services Not Exclusive. Consultant shall devote such of its time and effort necessary to the discharge of its duties hereunder. The Company acknowledges that Consultant is engaged in other business activities of a similar nature to those provided for in this Agreement with other clients and that it will continue such activities during the Term. Consultant shall not be restricted from engaging in other activities during the Term.

6. Relationship of the Parties. The Parties intend that the relationship between them created under this Agreement is that of an independent contractor only. Consultant is not to be considered an agent or employee of the Company for any purpose. Consultant acknowledges that it is not an agent of the Company, and that it may not commit the Company to any action or obligation. Any and all Agreements or arrangements that Consultant may negotiate for or with the Company will be subject to acceptance by the Company through its board of directors or authorized corporate officers.

7. Records. Consultant shall keep full and accurate records of consulting work performed under this Agreement. All record, sketches, drawings, prints, computations, charts, reports, and other documentation made in the course of the consulting work to be performed hereunder, or in anticipation of the consulting work to be performed in regard to this Agreement shall at all times remain the sole property of Consultant. Consultant agrees that neither it nor its employees or agents will, during the term of this Agreement, or any time thereafter, disclose or divulge or use, directly or indirectly, for its own benefit any confidential information, data, trade secrets, etc. relating to the business of the Company learned in connection with its work for the Company, except as may be required by law. All material distributed or prepared by the Consultant relating to the Company must be approved prior to distribution. The provisions of this paragraph shall survive the termination of this Agreement and shall continue until such information data, trade secrets, etc. become public knowledge through no action of Consultant or any of its employees or agents.

8. Notices. Any notice under this Agreement shall be in writing and shall be effective when actually delivered in person or three days after being deposited with Canada Post or US Postal Services, registered or certified, postage prepaid and addressed to the party at the address stated in this Agreement or such other address as either party may designate by written notice to the other.

9.   Information Provided by Company.

     a. The Company covenants and agrees to provide to the Consultant all information and documentation pertaining to the Company that is reasonably necessary for the Consultant to perform its services hereunder. The Company covenants, represents and warrants to the Consultant that all information and documentation provided herein will be timely, accurate and complete in all respects and covenants and agrees to indemnify and save harmless the Consultant, its officers, directors, agents and employees in respect of any losses or damages, costs or other amounts incurred directly or indirectly as a result of any breach of the aforesaid covenant, representation and warranty.

     b. The Company covenants to make full, fair and plain disclosure to the Consultant of all material facts and changes to allow the Consultant to accurately profile the Company. The Company acknowledges that the Consultant will be relying on the above mentioned disclosure in the preparation of the Consultants materials and covenants and agrees to indemnify and save harmless the Consultant, its officers, directors, agents and employees in respect of any losses or damages, costs or other amounts incurred directly or indirectly as a result of any breach of the aforesaid covenant.

     c. Consultant acknowledges that it may have access to confidential "nonpublic" information regarding the Company's business, properties, prospective and actual investors, and business partners. Consultant agrees that it will not, during or subsequent to the term of this Agreement, divulge, furnish, or make accessible to any person or entity information or plans of the Company with respect to the Company's business, properties, investors, or business partners except as authorized by representatives of the Company for dissemination hereunder or except as required by law.

     d. The Company acknowledges and agrees that all reports and documents prepared by the Consultant for the Company shall contain a disclaimer with respect to liability of the Consultant to members of the public. Notwithstanding the foregoing, the Company hereby covenants and agrees to indemnify and save the Consultant, its officers, directors, shareholders, successors and assigns harmless, of and in respect of any costs, expenses, damages, claims, causes of action or liabilities of any nature or kind arising from a breach of this Agreement by the Company including without limiting the generality of the foregoing, the provision of inaccurate, incomplete, or erroneous information or materials by the Company to the Consultant.

11. Survival of Obligations. All warranties, covenants and indemnities of the Company in favor of the Consultant shall survive the termination of this Agreement and remain in full force and effect thereafter.

12. Time. Time is of the essence of this Agreement.

13. Waiver. Failure of either party at any time to require performance of any provision of this Agreement, shall not limit the party's right to enforce the provision, nor shall any waiver of any breach of any provision be a waiver of any succeeding breach of any provision or a waiver of the provision itself or any other provision.

14. Assignment. Except as otherwise provided within this Agreement, neither party hereto may transfer or assign this Agreement without prior written consent of the other party.

15. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario, and the federal laws of Canada where applicable. The parties attorn to the non-exclusive jurisdiction of the courts of Ontario.

16. Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

17. Titles and Captions. All article, section and paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

18. Pronouns and Plurals. All pronouns and any variations thereof shall de deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the Person or Persons may require.

19. Entire Agreement. This Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and Agreements among them respecting the subject mater of this Agreement.

20. Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

21. Good Faith, Cooperation and Due Diligence. The parties hereto covenant, warrant and represent to each other good faith, complete cooperation, due diligence and honesty in fact in the performance of all obligations of the parties pursuant to this Agreement. All promises and covenants are separate and independent and in the event any covenant of provision herein is found to be void or unenforceable it shall be deemed to be removed from this Agreement and the balance of the Agreement shall be construed as though such provision did not form part thereof.

22. Counterparts. This Agreement may be executed in several counterparts and all so executed shall constitute one Agreement, binding on all the parties hereto even though all the parties are not signatories to the original to the same counterpart.

23. Parties in Interest. Nothing herein shall be construed to be to the benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year first above written.


Level Jump Asset Management Inc.,

Per: /s/ ROBERT LANDAU
     ---------------------------
     Robert Landau, President

     ---------------------------
     /s/ [illegible]
     ---------------------------, Witness
     [illegible], Vice President

Company:


     /s/ DARRYL CARDEY        Signature
     -------------------------

              CFO             Position
     -------------------------

     Sokhie Puar              Witness name
     -------------------------

     /s/ SOKHIE PUAR          Witness signature
     -------------------------

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.


                             STOCK PURCHASE WARRANT

     This Stock Purchase Warrant (this "Warrant"), dated September 29. 1999, is issued to LEVEL JUMP ASSET MANAGEMENT, INC. (the "Holder"), by SMARTSOURCES.COM, INC., a Colorado corporation (the "Company").

     1. Purchase of Shares. Subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company 150,000 fully paid and non-assessable shares of Common Stock, $.0 1 par value (the "Common Stock"), of the Company (as adjusted pursuant to Section 7 hereof, the "Shares") for the purchase price specified in Section 2 below.

     2. Purchase Price. The purchase price for the Shares is $5.00 per share. Such price shall be subject to adjustment pursuant to Section 7 hereof (such price, as adjusted from time to time, is herein referred to as the "Warrant Price").

     3. Exercise Period. This Warrant is exercisable in whole or in part at any time from the date hereof through September 29, 2001.

     4. Method of Exercise. While this Warrant remains outstanding and exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by surrender of this Warrant, together with a duly executed copy of the form of Exercise Notice attached hereto, to the Secretary of the Company at its principal offices, and the payment to the Company of an amount equal to the aggregate purchase price for the number of Shares being purchased.

     5. Certificates for Shares. Upon the exercise of the purchase rights evidenced by this Warrant, one or more certificates for the number of Shares so purchased shall be issued as soon as practicable thereafter, and in any event within thirty (30) days of the delivery of the subscription notice.

     6. Reservation of Shares. The Company covenants that it will at all times keep available such number of authorized shares of its Common Stock, free from all preemptive rights with respect thereto, which will be sufficient to permit the exercise of this Warrant for the full number of Shares specified herein. The Company further covenants that such Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issuance thereof.

     7. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as follows:

          (a) Stock Dividends, Subdivisions, Combinations and Other Issuances. If the Company shall at any time prior to the expiration of this Warrant subdivide its Common Stock, by stock split or otherwise, combine its Common Stock or issue additional shares of its Common Stock as a dividend with respect to any shares of its Common Stock, the number of Shares issuable on the exercise of this Warrant shall forthwith be proportionately increased in the case of a subdivision or stock dividend and proportionately decreased in the case of a combination. Appropriate adjustments shall also be made to the purchase price payable per share, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant (as adjusted) shall remain the same. Any adjustment under this Section 7(a) shall become effective at the close of business on the date the subdivision or combination becomes effective or as of the record date of such dividend, or, in the event that no record date is fixed, upon the making of such dividend.

          (b) Reclassification, Reorganization, Merger, Sale or
Consolidation. In the event of any reclassification, capital reorganization or other change in the Common Stock of the Company (other than as a result of a subdivision, combination or stock dividend provided for in Section 7(a) above) or in the event of a consolidation or merger of the Company with or into, or the sale of all or substantially all of the properties and assets of the Company, to any person, and in connection therewith consideration is payable to holders of Common Stock in cash, securities or other property, then as a condition of such reclassification, reorganization or change, consolidation, merger or sale, lawful provision shall be made, and duly executed documents evidencing the same shall be delivered to the Holder, so that the Holder shall have the right at any time prior to the expiration of this Warrant to purchase, at a total price equal to that payable upon the exercise of this Warrant immediately prior to such event, the kind and amount of cash, securities or other property receivable in connection with such reclassification, reorganization or change, consolidation, merger or sale, by a holder of the same number of shares of Common Stock as were exercisable by the Holder immediately prior to such reclassification, reorganization or change, consolidation, merger or sale. In any such case, appropriate provisions shall be made with respect to the rights and interest of the Holder so that the provisions hereof shall thereafter be applicable with respect to any cash, securities or property deliverable upon exercise hereof. Notwithstanding the foregoing, (i) if the Company merges or consolidates with, or sells all or substantially all of its property and assets to, any other person, and consideration is payable to holders of Common Stock in exchange for their Common Stock in connection with such merger, consolidation or sale which consists solely of cash, or (ii) in the event of the dissolution, liquidation or winding up of the Company, then the Holder shall be entitled to receive distributions on the date of such event on an equal basis with holders of Common Stock as if this Warrant had been exercised immediately prior to such event, less the Warrant Price. Upon receipt of such payment, if any, the rights of the Holder shall terminate and cease, and this Warrant shall expire. In case of any such merger, consolidation or sale of assets, the surviving or acquiring person and, in the event of any dissolution, liquidation or winding up of the Company, the Company shall promptly, after receipt of this surrendered Warrant, make payment by delivering a check in such amount as is appropriate (or, in the case of consideration other than cash, such other consideration as is appropriate) to such person as it may be directed in writing by the Holder surrendering this Warrant.

          (c) Certain Distributions. In case the Company shall fix a record date for the making of a dividend or distribution of cash, securities or property to all holders of Common Stock (excluding any dividends or distributions referred to in Sections 7(a) or 7(b) above, the number of Shares purchasable upon an exercise of this Warrant after such record date shall be adjusted to equal the product obtained by multiplying the number of Shares purchasable upon an exercise of this Warrant immediately prior to such record date by a fraction, the numerator of which shall be the Warrant Price immediately prior to such distribution, and the denominator of which shall be the Warrant Price immediately prior to such distribution, less the fair market value per Share, as determined by the Holder, of the cash, securities or property so distributed. Such adjustment shall be made successively whenever any such distribution is made and shall become effective on the effective date of distribution.

     8. Pre-Exercise Rights. Prior to exercise of this Warrant, the Holder shall not be entitled to any rights of a shareholder with respect to the Shares, including without limitation, the right to vote such Shares, receive preemptive rights or be notified of shareholder meetings, and the Holder shall not be entitled to any notice or other communication concerning the business or affairs of the Company.

     9. "Piggy-Back" Registration.

          (a) If the Company proposes to register any of its capital stock under the 1933 Act in connection with the public offering of such securities for its own account or for the account of its security holders, other than Holders of Registrable Shares pursuant hereto (a "Piggy-Back Registration Statement"), except for (i) a registration relating solely to the sale of securities to participants in the Company's stock plans or employee benefit plans or (ii) a registration relating solely to a transaction for which Form S-4 may be used, then the Company shall give written notice of such determination to each Holder of Registrable Shares, and each such Holder shall have the right to request, by written notice given to the Company within fifteen (15) days of the date that such written notice was mailed by the Company to such Holder, that a specific number of Registrable Shares held by such Holder be included in the Piggy-Back Registration Statement (and related underwritten offering, if any);

          (b) If the Piggy-Back Registration Statement relates to an underwritten offering, the notice given to each Holder shall specify the name or names of the managing underwriter or underwriters for such offering. In addition, such notice shall also specify the number of securities to be registered for the account of the Company and for the account of its shareholders (other than the Holders of Registrable Shares), if any;

          (c) If the Piggy-Back Registration Statement relates to an underwritten offering, each Holder of Registrable Shares to be included therein must agree (i) to sell such Holder's Registrable Shares on the same basis as provided in the underwriting arrangement approved by the Company, and (ii) to timely complete and execute all questionnaires, powers of attorney, indemnities, hold-back agreements, underwriting agreements and other documents required under the terms of such underwriting arrangements or by the SEC, NASD or by any state securities regulatory body;

          (d) If the Piggy-Back Registration Statement relates to an underwritten offering, the managing underwriter may limit or exclude the Registrable Shares from the Piggy-Back Registration Statement if it deems it desirable and in the best interests of the offering. If the number of securities proposed to be sold in such underwritten offering exceeds the number of securities that may be sold in such offering, there shall be included in the offering, first, up to the maximum number of securities to be sold by the Company for its own account, and second, as to the balance, if any,pro rata as between Holders, based upon the number of Registrable Shares proposed to be registered by each Holder, and any other shareholders having piggy-back registration rights, based upon the number of shares proposed to be registered by each of them.

          (e) Holders of Registrable Shares shall have the right to withdraw their Registrable Shares from the Piggy-Back Registration Statement, but if the same relates to an underwritten offering, they may only do so during the time period and on the terms agreed upon among the underwriters for such underwritten offering and the Holders of Registrable Shares;

          (f) The Holders will advise the Company at the time a registration becomes effective whether the Registrable Shares included in the registration will be underwritten or sold directly by the Holders;

          (g) All demand and piggy-back registration rights of the Holders shall terminate when all of the Registrable Shares then outstanding may be sold pursuant to Rule 144(k) or when all of the Registrable Shares have been sold in registered public offerings. These registration rights are transferable to any Holder of the Registrable Shares.

          (h) All expenses incurred in connection with the registration of the Registrable Shares shall be borne by the Company, other than underwriting discounts and commissions, registration, filing and qualification fees, and printing expenses applicable to the Registrable Shares, and legal counsel to the selling Holders, which shall be borne by the selling Holders.

     11. Restricted Securities. The Holder understands that this Warrant and the Shares purchasable hereunder constitute "restricted securities" under the federal securities laws and are being, or will be, acquired from the Company in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act of 1933, as amended, or an applicable exemption from registration. In this connection, the Holder acknowledges that Rule 144 of the Securities and Exchange Commission is not now, and may not in the future be, available for resales of the Shares purchased hereunder. The Holder further acknowledges that the Shares and any other securities issued upon exercise of this Warrant shall bear a legend substantially in the form of the legend appearing on the face hereof.

     12. Investment Purpose. The Holder represents and warrants to the Company that the Warrants and Shares are acquired for investments purposes only and are not acquired with a view to, or for sale in connection with, any distribution.

     13. Successors and Assigns. This Warrant may not be assigned without the prior written consent of the Company.

     14. Governing Law. This Warrant shall be governed by the laws of the State of Colorado, excluding the conflicts of laws provisions thereof.



                                              SMARTSOURCES.COM, INC.



                                              By: /s/ DARRYL CARDEY
                                                 ------------------------------
                                                 Darryl Cardey
                                                 Chief Financial Officer

                                 EXERCISE NOTICE


                                                 Dated
                                                      ----------------, --------

     The undersigned hereby irrevocably elects to exercise the Stock Purchase

Warrant, dated September 29, 1999, issued by SmartSources.com, a Colorado corporation (the "Company") to the undersigned to the extent of purchasing ___________ shares of Common Stock and hereby makes payment of $_________ in payment of the aggregate Warrant Price of such Shares.



                                              LEVEL JUMP ASSET MANAGEMENT, INC.


                                              By:
                                                 -------------------------------